Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75854 and 333-48316) of IVAX Diagnostics, Inc. of our report dated March 31, 2008 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
March 31, 2008